Exhibit 99.1

Kingold Jewelry Announces Date of Its 2019 Annual Meeting of Stockholders

WUHAN CITY, China, November 5, 2019 - Kingold Jewelry, Inc. ("Kingold" or the "Company") (NASDAQ: KGJI), one of China's leading manufacturers and designers of high quality 24-karat gold jewelry, ornaments and investment-oriented products, today announced the Company will hold its 2019 Annual Meeting of Stockholders at 10:00 AM local time on Wednesday, December 18, 2019, at the Kingold Jewelry Corporate Center, No. 8 Han Huang Road, Jiang’an District, Wuhan, China. Stockholders as of the record date, close of business on November 14, 2019, will be entitled to vote at the meeting.

About Kingold Jewelry, Inc.

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, one of China's largest cities, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-karat gold jewelry, ornaments, and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. You can identify these forward - looking statements by words such as “expects,” “believe,” “project,” “anticipate,” or similar expressions. The forward-looking statements in this release include statements regarding Kingold’s outlook with respect to its 2019 outlook for gold processing. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Forward-looking statements are subject to a number of risks, including those contained in Kingold's SEC filings available at www.sec.gov, including Kingold's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

Company Contact	Investor Relations Counsel:
Kingold Jewelry, Inc.	The Equity Group Inc.
Bin Liu, CFO	Adam Prior (in US)
Phone: +1-847-660-3498 (US) /	Phone: +212 836-9606
+86-27-6569-4977 (China)	aprior@equityny.com
bl@kingoldjewelry.com

Lucy Ma (in China)
Phone: 86-10 5661 7012
lma@equityny.com